Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

March 1, 2016

PulteGroup, Inc.

3350 Peachtree Road NE, Suite 150

Atlanta, Georgia 30326

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (Registration No. 333-209598) (the “Registration Statement”) filed by PulteGroup, Inc., a Michigan corporation (the “Company”), and certain direct and indirect subsidiaries of the Company set forth in the Registration Statement (collectively, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing (i) $300,000,000 aggregate principal amount of the Company’s 4.25% Senior Notes due 2021 (the “2021 Senior Notes”) and (ii) $700,000,000 aggregate principal amount of the Company’s 5.50% Senior Notes due 2026 (the “2026 Senior Notes” and, together with the 2021 Senior Notes, the “Senior Notes”). The 2021 Senior Notes and the 2026 Senior Notes are each sometimes referred to herein as a “series” of Senior Notes. The Subsidiary Guarantors are providing guarantees of each series of Senior Notes (the “Guarantees” and, together with the Senior Notes, the “Securities”). The Securities are being issued under that certain Indenture, dated as of October 24, 1995, among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as amended and supplemented by the Indenture Supplements thereto dated as of August 27, 1997, March 20, 1998, January 31, 1999, April 3, 2000, February 21, 2001, July 31, 2001, August 6, 2001, June 12, 2002, February 3, 2003, May 22, 2003, January 16, 2004, July 9, 2004, February 10, 2005, May 17, 2006, September 15, 2009 and February 8, 2016 and as further amended and supplemented by an Indenture Supplement, dated as of March 1, 2016, between the Company and the Trustee (collectively, the “Indenture”). ”). The Securities are to be sold by the Company and the Subsidiary Guarantors pursuant to that certain Underwriting Agreement, dated as of February 25, 2016 (the “Underwriting Agreement”), among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein. We refer to the Subsidiary Guarantors listed on Annex A hereto, each of which is formed or organized under the laws of the State of Delaware, as the “Specified Subsidiary Guarantors.”

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

PulteGroup, Inc.

March 1, 2016

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon (i) the Registration Statement and the exhibits thereto, (ii) the Company’s prospectus dated February 19, 2016 (the “Base Prospectus”), (iii) the Company’s prospectus supplement dated February 25, 2016 supplementing the Base Prospectus and relating to the Securities, (iv) the Indenture, (v) the forms of certificates in global form evidencing each series of Senior Notes and the form of endorsement of Guarantee set forth therein (each, a “Notation of Guarantee”), (vi) the Underwriting Agreement, (vii) the certificate of incorporation and bylaws, certificate of formation and limited liability company agreement or certificate of limited partnership and limited partnership agreement, as the case may be, of each Specified Subsidiary Guarantor and (viii) the resolutions adopted by the board of directors, sole member, board of managers, board of management, general partner or managing partner of the general partner of the Specified Subsidiary Guarantors relating to the Registration Statement, the Indenture, the Underwriting Agreement and the Guarantees. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and each of the Specified Subsidiary Guarantors and other documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Specified Subsidiary Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that, the Senior Notes will constitute valid and binding obligations of the Company and the Guarantees of such Senior Notes set forth in the Indenture by each Subsidiary Guarantor will constitute valid and binding obligations of each such Subsidiary Guarantor, in each case when the Senior Notes are duly executed and delivered by duly authorized officers of the Company (and the Notation of Guarantee shall have been duly executed and delivered by a duly authorized officer of each Subsidiary Guarantor), duly authenticated by the Trustee and issued, all in accordance with the Indenture, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the Underwriting Agreement.

PulteGroup, Inc.

March 1, 2016

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that (x) we make no assumption insofar as any of the foregoing matters relates to a Specified Subsidiary Guarantor and is expressly covered by our opinion set forth herein and (y) we make no assumption in clause (iii) with respect to the Company or any Subsidiary Guarantor that is not a Specified Subsidiary Guarantor and is expressly covered by our opinion set forth herein. We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by any Subsidiary Guarantor under the terms of the Indenture.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K to be filed with the SEC on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement, and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

ANNEX A

SPECIFIED SUBSIDIARY GUARANTORS

Centex Construction of New Mexico, LLC

Centex Development Company, L.P.

Centex Homes of California, LLC

Centex Homes, LLC

Del Webb Corporation

DiVosta Homes Holdings, LLC

DiVosta Homes, L.P.

Potomac Yard Development LLC

Pulte Homes of New York LLC

Pulte Nevada I L.L.C.